Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-1 No. 333-259622)

(2)	Registration Statement (Form S-1 No. 333-258521)

of our report dated May 9, 2022, which included an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to the consolidated financial statements of Auto Parts 4Less Group, Inc. (formerly 4Less Group, Inc.) included in the Annual Report (Form 10-K) for the year ended January 31, 2022.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

May 10, 2022